Exhibit 4.1

LYONS BANCORP, INC.

RIGHTS OFFERING

Your properly completed Subscription Election Form MUST be received by The Lyons National Bank before 5:00 p.m., Lyons, New York time on [__________], 2021

[INSERT SHAREHOLDER NAME]

[INSERT SHAREHOLDER ADDRESS]

[INSERT SHAREHOLDER CITY, STATE, ZIP]

Dear Shareholder:

This letter is being distributed by Lyons Bancorp, Inc. (“us”, “we”, “our” or the “Corporation”) in connection with the offering (the “Rights Offering”) by the Corporation to our shareholders, free of charge, non-transferable subscription rights to purchase up to [252,121] shares of our common stock, par value $0.50 per share, at an offering price of [$35 to $40] per share (the “Subscription Rights”).

Holders of our Common Stock (the “Common Stock”) will receive one Subscription Right for each thirteen shares of Common Stock, and for each thirteen shares of Common Stock underlying our Series A convertible preferred stock, held by them of record as of 5:00 p.m., Lyons, New York time on __________ (the “Record Date”). The Subscription Rights and the Rights Offering are described in the offering circular dated [_____________], 2021, as may be amended or supplemented from time to time, which is available at __________(the “Offering Circular”) , which is available at _____________________as well as on the EDGAR website of the SEC at www.sec.gov ..

In the Rights Offering, we are offering up to an aggregate of [252,121] shares of Common Stock to be issued upon the exercise of the Subscription Rights. The Subscription Rights will expire, if not exercised earlier, at 5:00 p.m., Lyons, New York time, on [______], 2021, unless we elect in our sole discretion to extend the period of the Rights Offering beyond this date (such date, as may be extended, the “Expiration Date”). As described in the Offering Circular, you will receive one Subscription Right for each thirteen shares of Common Stock, and for each thirteen shares of Common Stock underlying our Series A convertible preferred stock, that you owned as of 5:00 p.m., Lyons, New York time, on the Record Date. Each Subscription Right will allow you to subscribe to purchase one share of Common Stock (the “Basic Subscription Right”) at a subscription price of $[____] per share.

You owned [INSERT NUMBER] shares of our Common Stock, or shares of our Common Stock underlying our Series A convertible preferred stock, as of the Record Date. As such, your Basic Subscription Right entitles you to subscribe for up to [INSERT NUMBER] share (rounded down to the nearest whole number of shares, with the total subscription payment being adjusted accordingly, as explained in the Offering Circular) for $[____] per share.

In addition, if you exercise your Basic Subscription Right in full, you will be eligible to subscribe to purchase additional shares, subject to the conditions and limitations described further in the Offering Circular (the “Over-Subscription Opportunity”). We offer no assurances that any subscription requests that you may submit pursuant to the Over-Subscription Opportunity will be fulfilled in whole or in part.

You will be required to submit payment in full for all of the shares you wish to buy under your Basic Subscription Right and pursuant to the Over-Subscription Opportunity to The Lyons National Bank (the “Subscription Agent”), by no later than 5:00 p.m., Lyons, New York time, on the Expiration Date. Any fractional shares resulting from the exercise of your Subscription Rights, including under the Basic Subscription Right and the Over-Subscription Opportunity, will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments that you may pay to the Subscription Agent in the Rights Offering will be returned, without interest, to you by the Subscription Agent as soon as practicable following the completion of the Rights Offering.

Your Subscription Rights are evidenced by this Subscription Election Form. Your Subscription Rights are non-transferable, meaning that you may not sell, transfer or assign your Subscription Rights to anyone else.

Enclosed for your additional information are copies of the following documents:

• Your Subscription Election Form;

• A return envelope addressed to The Lyons National Bank, acting as our Subscription Agent.

The documents listed above and the Offering Circular provide important additional information on the Rights Offering, the Corporation and the steps you must take if you wish to exercise all or some of your Subscription Rights. You should read all of these documents carefully in their entirety.

In order to purchase shares of Common Stock in this offering and prior to any acceptance of any funds from you, you will be required to represent to us, to our satisfaction that you are either an accredited investor or in compliance with the 10% of net worth or annual income limitation on investment in this Rights Offering.

Actions Required

Your prompt action is requested. To exercise your Subscription Rights, you must deliver your properly completed and signed Subscription Election Form, together with your payment in full of the total subscription amount that is required for all of the shares of Common Stock that you intend to purchase under your Basic Subscription Right and any additional shares of Common Stock that you wish to purchase pursuant to the Over-Subscription Opportunity, to the Lyons National Bank, our Subscription Agent, as described further in the Offering Circular.

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

Your properly completed and signed Subscription Election Form accompanied by full payment of your total subscription amount must be received by The Lyons National Bank, our Subscription Agent, by no later than 5:00 p.m., Lyons, New York time, on the Expiration Date. Once you have exercised your Subscription Rights, you may not cancel, revoke or otherwise amend the exercise of your Subscription Rights. Any Subscription Rights that are not exercised prior to 5:00 p.m., Lyons, New York time on the Expiration Date will expire and you will have no further Subscription Rights.

Additional copies of the enclosed materials and our Offering Circular may be obtained from us by calling (315) 781-5007 or stopping by our office located at 399 Exchange Street, Geneva, New York 14456.

Sincerely,

Robert A. Schick

Chairman and President

Lyons Bancorp, Inc.

SUBSCRIPTION ELECTION FORM

LYONS BANCORP, INC.

RIGHTS OFFERING

THIS PROPERLY COMPLETED SUBSCRIPTION ELECTION FORM MUST BE RECEIVED BY THE LYONS NATIONAL BANK BEFORE 5:00 P.M., LYONS, NEW YORK TIME ON [______________], 2021

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

BASIC SUBSCRIPTION RIGHT

Your Basic Subscription Right entitles you to subscribe for up to [INSERT NUMBER] of shares.

Indicate the number of shares and the total subscription amount you wish to subscribe for pursuant to your Basic Subscription Right:

________________________

[INSERT NUMBER OF SHARES]

times $[____] per share

$________________________

[INSERT BASIC SUBSCRIPTION AMOUNT]

OVER- SUBSCRIPTION OPPORTUNITY

Indicate the number of additional shares of Common Stock you would desire to purchase above your Basic Subscription Right if available pursuant to the Over-Subscription Opportunity:

________________________

[INSERT NUMBER OF SHARES]

times $[____] per share

$________________________

[INSERT OVER-SUBSCRIPTION AMOUNT]

METHOD OF PAYMENT

Indicate your method of payment (including both the Basic Subscription Amount and any Over-Subscription Amount):

¨    Certified or cashier’s check, bank draft or money order or a personal check that clears before the Expiration Date, payable to The Lyons National Bank, is enclosed in envelope provided

¨    I authorize withdrawal(s) from the following The Lyons National Bank accounts:

Account Number(s)                     Amount(s)

______________________     $ _______________

______________________     $ _______________

______________________     $ _______________

CONTACT INFORMATION

Please provide daytime and evening telephone numbers and email address where you may be contacted in the event we cannot execute your subscription as provided:

Daytime:     (_______) ______________________

Evening:     (_______) ______________________

Email: ___________________________________

STATE OF RESIDENCE	The undersigned represents and warrants that he/she/it is a resident of the State of ______________________.
INVESTOR LIMITATIONS

The undersigned represents and warrants that either:

- the amount of this investment by the undersigned, together with any other amounts previously used to purchase Common Stock in this offering, does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), or revenue or net assets for the undersigned's most recently completed fiscal year end if a non-natural person, or

- the undersigned is an “accredited investor" as the term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act (see definition in the Offering Circular under the heading "Plan of Distribution – Investment Limitation")

(Check one box)

☐ Yes

☐ No

The undersigned understands that the Common Stock is not being registered under the Securities Act on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Common Stock.

The undersigned understands that the Common Stock is not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the shares are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Common Stock. The undersigned covenants not to sell, transfer or otherwise dispose of the Common Stock unless such shares have been registered under the applicable state securities laws, or an exemption from registration is available.

By executing this Subscription Election Form, you acknowledge receipt of the Offering Circular dated [_______], 2021, and agree to all of the terms and conditions of the offering as described in the Offering Circular with respect to the shares of Common Stock subscribed for herein (including any riders attached to the Offering Circular). You agree that once this Subscription Election Form is tendered to the Subscription Agent, it may not be withdrawn and that the agreement created hereby shall survive the death or disability of the undersigned. This Subscription Election Form is not binding on Lyons Bancorp, Inc. until accepted by Lyons Bancorp, Inc. By submitting this Subscription Election Form, you also certify that you are not subject to back-up withholding and that you are purchasing the Common Stock for your own account and that you have no agreement or understanding for the sale or transfer of such shares of Common Stock.

ACCEPTED AND AGREED:

Print Name:

Title:
(if applicable)

Signature:

Date:

COMPLETED SUBSCRIPTIONS SHOULD BE RETURNED TO:

The Lyons National Bank

Attn: Rights Offering Subscription

399 Exchange Street

Geneva, NY 14456

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

IMPORTANT INFORMATION

NEITHER THE SUBSCRIPTION RIGHTS NOR THE COMMON STOCK OFFERED HEREUNDER ARE A DEPOSIT OR AN ACCOUNT OF OUR BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BY EXECUTING THIS SUBSCRIPTION ELECTION FORM, THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS HE, SHE OR IT MAY HAVE UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.